UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported): May 17, 2026

THE WENDY’S COMPANY

(Exact name of registrant, as specified in its charter)

Delaware	1-2207	38-0471180
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

One Dave Thomas Boulevard, Dublin, Ohio		43017
(Address of principal executive offices)		(Zip Code)

(614) 764-3100

(Registrant’s telephone number, including area code)

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, $.10 par value	WEN	The Nasdaq Stock Market LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

Appointment of New President and Chief Executive Officer of the Company

On May 17, 2026, the Board of Directors (the “Board”) of The Wendy’s Company (the “Company”) appointed Robert D. Wright as President and Chief Executive Officer of the Company, effective May 21, 2026 (the “Effective Date”). In connection with this appointment, Kenneth Cook will cease to be the Interim Chief Executive Officer of the Company as of the Effective Date. Mr. Cook will continue to serve as the Company’s Chief Financial Officer.

Mr. Wright, age 58, brings extensive leadership experience across the quick-service restaurant industry and a strong track record of driving operational performance, business transformation and growth. He most recently served as President and Chief Executive Officer, as well as a member of the board of directors, of Potbelly Corporation from July 2020 until December 2025. Mr. Wright previously served as the Company’s Executive Vice President, Chief Operations Officer from December 2018 until May 2019, a role that he also previously held from December 2014 to May 2016. Mr. Wright also served as the Company’s Executive Vice President, Chief Operations Officer and International from May 2016 to December 2018 and as Chief Operations Officer from March 2014 to December 2014. Prior to that, Mr. Wright served in other roles with the Company and leadership roles with other restaurant brands, including Charleys Philly Steaks, Checkers Drive-In Restaurants, Inc. and Domino’s Pizza, Inc. Mr. Wright serves as a director of El Pollo Loco Holdings, Inc., having joined the board in January 2026. He also serves as a board member of Xenia Platforms, a privately-held software development company and as a member of the Board of Trustees of Taylor University.

The Board also elected Mr. Wright to serve as a director of the Company, as of the Effective Date. Mr. Wright will serve as a member of the Board until the Company’s 2027 annual meeting of stockholders and until his successor is elected and qualified, or until his earlier death, resignation, retirement, disqualification or removal. Mr. Wright will serve on the Capital and Investment and Executive Committees of the Board. Mr. Wright will not receive additional compensation for his service on the Board.

Mr. Wright’s appointment as President and Chief Executive Officer and election as a director of the Company were not pursuant to any agreement between Mr. Wright and any other person. There is no family relationship between Mr. Wright and any director or executive officer of the Company, and there are no transactions between Mr. Wright and the Company that are required to be reported under Item 404(a) of Regulation S-K.

Employment Letter of Mr. Wright

On May 17, 2026, Mr. Wright entered into an employment letter with the Company (the “Employment Letter”) that provides for a base salary of $1 million per year, subject to annual review by the Compensation and Human Capital Committee of the Board, and eligibility for an annual, performance-based bonus under the Company’s annual incentive plan with a target equal to 175% of his annual base salary. The actual performance-based bonus payable to Mr. Wright will range from zero to 200% of the target, depending on the achievement of performance objectives, which will be consistent with the objectives established under the plan for other executive officers of the Company. Mr. Wright’s annual incentive award for 2026 will be prorated based on Mr. Wright’s full calendar months of employment with the Company from his start date.

The Employment Letter also provides that Mr. Wright will be eligible to participate in the Company’s equity-based long-term incentive plans and programs (the “LTIP”). For fiscal year 2026, Mr. Wright’s long-term incentive award will be comprised of performance share units (“PSUs”) with a grant date target fair value of $3,100,000, restricted stock units (“RSUs”) with a grant date fair value of $900,000, and nonqualified stock options (“Options”) with a grant date fair value of $1,500,000. These awards will be subject to substantially the same terms and conditions as apply for awards to other executive officers of the Company under the LTIP, except that: (a) the PSUs, RSUs and Options will be granted as soon as practicable after Mr. Wright’s start date, with the number of PSUs reflecting pro-ration for 2026 based on Mr. Wright’s full calendar months of employment with the Company following his start date; (b) the RSUs and Options will vest ratably over a three-year period, with one-third of each such award vesting on each anniversary of the earlier of (i) August 31, 2026 or (ii) the 2026 grant date of RSUs and Options to the other members of the Company’s senior leadership team; and (c) Mr. Wright will become eligible for the LTIP’s retirement-based vesting provisions after he completes six (6) years of service as the Company’s President and Chief Executive Officer.

Mr. Wright will also be eligible to participate in employee benefit programs generally made available to executive officers of the Company. Mr. Wright will be subject to customary confidentiality and non-compete provisions. The Employment Letter also provides for reimbursement for up to $25,000 of legal fees.

If Mr. Wright’s employment is terminated by the Company without “cause”, he would be entitled to termination benefits in accordance with the Company’s Executive Severance Pay Policy applicable to executives of the Company joining on or after February 16, 2023, a copy of which is on file with the Securities and Exchange Commission. Such benefits are conditioned on Mr. Wright timely executing, and not revoking, a general release in favor of the Company.

Item 7.01	Regulation FD Disclosure.

On May 20, 2026, the Company issued a press release relating to the matters described above in Item 5.02. A copy of the press release is attached as Exhibit 99.1 to this Current Report on Form 8-K and is incorporated by reference herein. The information in this Item 7.01 of Form 8-K and Exhibit 99.1 attached hereto are being furnished pursuant to Item 7.01 of Form 8-K and therefore shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended, and shall not be deemed incorporated by reference into any filing under the Securities Act of 1933, as amended.

Item 9.01	Financial Statements and Exhibits.

(d)	Exhibits.

Exhibit No.	Description

99.1	Press release issued by The Wendy’s Company on May 20, 2026.

104	Cover Page Interactive Data File (the cover page XBRL tags are embedded within the Inline XBRL document).

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

THE WENDY’S COMPANY

Date: May 20, 2026	By:	/s/ Mark L. Johnson
Mark L. Johnson
Director – Corporate & Securities Counsel, and Assistant Secretary